UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021
Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2021, the Board of Directors (the “Board”) of Tenax Therapeutics, Inc. (the “Company”) appointed Dr. June Almenoff, Dr. Michael Davidson, Dr. Declan Doogan and Dr. Stuart Rich as members of the Board.

Dr. Rich’s appointment to the Board was pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated January 15, 2021, by and among the Company, Life Newco II, Inc., PHPrecisoinMed Inc. and Dr. Rich, in his capacity as holders’ representative (the “Representative”), as previously disclosed in the Company’s Current Report on 8-K filed with the SEC on January 19, 2021, and which is incorporated herein by reference (the “Merger Form 8-K”).

In addition, the Representative notified the Company that Dr. Davidson and Dr. Doogan are the intended designees for the two additional directors the Representative is expected to be entitled to designate pursuant to the Merger Agreement, as previously disclosed in the Merger Form 8-K, and because of the Company’s desire to expand the expertise of the Board, Dr. Davidson and Dr. Doogan are being appointed prior to the receipt of stockholder approval for the transaction as contemplated in the Merger Agreement.

Other than the transactions previously disclosed in the Merger Form 8-K, Dr. Rich, Dr. Davidson and Dr. Doogan are not currently proposed to be a participant in any related person transaction with the Company or any related person that would require disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Dr. Almenoff and any other persons pursuant to which Dr. Almenoff was selected as a member of the Board, and there are no transactions between Dr. Almenoff and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Davidson, Dr. Doogan, and Dr. Almenoff will each receive compensation for their service as a member of the Board in accordance with the policies established for director compensation by the Company’s Corporate Governance and Nominating Committee

A copy of the press release announcing the appointment of Dr. Rich, Dr. Davidson, Dr. Doogan and Dr. Almenoff is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits

(d)
Exhibit

Exhibit No.	Description
99.1	Press Release dated March 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2021	Tenax Therapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
President and Chief Financial Officer